Exhibit 10.2

FORM OF INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT is entered into and effective as of __________, 20__ (the “Date of Grant”), by and between Northern Technologies International Corporation (the “Company”) and ______________ (the “Optionee”).

A.       The Company has adopted the Northern Technologies International Corporation 2019 Stock Incentive Plan (the “Plan”) authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the “Committee”), to grant incentive stock options to employees of the Company and its Subsidiaries (as defined in the Plan).

B.       The Optionee is an employee of the Company or one of its Subsidiaries (as defined in the Plan).

C.       The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company pursuant to the Plan.

Accordingly, the parties agree as follows:

1.     Grant of Option.

Effective as of the Date of Grant, the Company hereby grants to the Optionee the right, privilege, and option (the “Option”) to purchase _______________ (______) shares (the “Option Shares”) of the Company’s common stock, par value $0.02 per share (the “Common Stock”), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. Subject to Section 9 of this Agreement, the Option is intended to be an “incentive stock option,” as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.     Option Exercise Price.

The per share price to be paid by Optionee in the event of an exercise of the Option will be $______.

3.     Duration of Option and Time of Exercise.

3.1               Initial Period of Exercisability. The Option will become exercisable with respect to the Option Shares [immediately/in _____ installments]. [The following table sets forth the initial dates of exercisability of each installment and the number of Option Shares as to which the Option will become exercisable on such dates:

Exercisability	Available for Exercise
___________________	_______
___________________	_______
___________________	_______
___________________	_______]

[The foregoing rights to exercise the Option will be cumulative with respect to the Option Shares becoming exercisable on each such date.] In no event will the Option be exercisable after, and the Option will become void and expire as to all unexercised Option Shares at 5:00 p.m. Circle Pines, Minnesota time on ______________________ (the “Time of Termination”).

3.2               Termination of Employment.

(a)                Termination Due to Death, Disability or Retirement. In the event the Optionee’s employment with the Company and all Subsidiaries is terminated by reason of death, Disability (as defined in the Plan) or Retirement (as defined in the Plan), the Option will remain exercisable, to the extent exercisable as of the date of such termination, for a period of twelve (12) months after such termination (but in no event after the Time of Termination).

(b)                Termination for Reasons Other Than Death, Disability or Retirement. In the event that the Optionee’s employment with the Company and all Subsidiaries is terminated for any reason other than death, Disability or Retirement, or the Optionee is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues in the employ of the Company or another Subsidiary), all rights of the Optionee under the Plan and this Agreement will immediately terminate without notice of any kind, and the Option will no longer be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for Cause (as defined in the Plan), the Option will remain exercisable to the extent exercisable as of such termination for a period of three (3) months after such termination (but in no event after the Time of Termination).

(c)                Effect of Actions Constituting Cause or Adverse Action. Notwithstanding anything in this Agreement to the contrary and in addition to the rights of the Committee under Sections 12.3, 12.5 and 12.6 of the Plan, in the event that the Optionee is determined by the Committee, acting in its sole discretion, to have taken any action that would constitute Cause (as defined in the Plan) or an Adverse Action (as defined in the Plan) during or within one (1) year after the termination of employment with the Company or a Subsidiary, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Optionee’s employment with the Company or any Subsidiary and irrespective of whether or not the Optionee was terminated as a result of such Cause or Adverse Action, (a) all rights of the Optionee under the Plan and any agreements evidencing an Incentive Award then held by the Optionee, including without limitation the Option and this Agreement, will terminate and be forfeited without notice of any kind, and (b) the Committee in its sole discretion will have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, any Incentive Awards of the Optionee that were exercised, vested or issued, or as to which such payment was made, including without limitation the Option, and to require the Optionee to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any shares subject to any Incentive Award). The Company may defer the exercise of the Option for a period of up to six (6) months after receipt of the Optionee’s written notice of exercise for a period of up to six (6) months after the date of such vesting in order for the Committee to make any determination as to the existence of Cause or an Adverse Action. The Company will be entitled to withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligations. This Section 3.2(c) shall not apply following a Change in Control.

3.3               Change in Control.

(a)                Impact of Change in Control. If a Change in Control (as defined in the Plan) of the Company occurs, the Option will become immediately exercisable in full and will remain exercisable until the Time of Termination, regardless of whether the Optionee remains in the employ of the Company or any Subsidiary. In addition, if a Change in Control of the Company occurs, the Committee, in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value (as defined in the Plan) of such Option Shares immediately prior to the effective date of such Change in Control of the Company over the option exercise price per share of the Option.

2

(b)                Limitation on Change in Control Payments. Notwithstanding anything in this Section 3.3 to the contrary, if, with respect to the Optionee, the acceleration of the vesting of the Option or the payment of cash in exchange for all or part of the Option Shares as provided above (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that the Optionee has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to the Optionee as set forth herein will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction shall be made only if the aggregate amount of the payments after such reduction exceeds the difference between (A) the amount of such payments absent such reduction minus (B) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. Notwithstanding the foregoing sentence, if the Optionee is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that the Optionee will have the discretion to determine which “payments” will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax purposes), then this Section 3.3(b) will not apply, and any “payments” to the Optionee as provided herein will be treated as “payments” arising under such separate agreement; provided, however, such separate agreement may not modify the time or form of payment under any Incentive Award that constitutes deferred compensation subject to Section 409A of the Code if the modification would cause such Incentive Award to become subject to the adverse tax consequences specified in Section 409A of the Code.

4.     Manner of Option Exercise.

4.1               Notice. The Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office in Circle Pines, Minnesota, of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identify the Option, must specify the number of Option Shares with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option. Such notice must be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and Section 3.2 above, by any person or persons other than the Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee certificated or uncertificated (“book entry”) shares. In the event that the Option is being exercised, as provided by resolutions of the Committee and Section 4.2 below, by tender of a Broker Exercise Notice (as defined in the Plan), the Company will deliver such shares directly to the Optionee’s broker or dealer or their nominee.

3

4.2               Payment.

(a)                At the time of exercise of the Option, the Optionee must pay the total purchase price of the Option Shares to be purchased entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares (as defined in the Plan) that are acceptable to the Committee; (iii) by a “net exercise” of the Option (as described in the Plan); or (iv) by a combination of such methods.

(b)                In the event the Optionee is permitted to pay the total purchase price of the Option in whole or in part with Previously Acquired Shares, the value of such shares will be equal to their Fair Market Value on the date of exercise of the Option.

(c)                In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Optionee but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value on the exercise date that does not exceed the aggregate exercise price for the shares exercised under this method.

(d)                Shares of Common Stock will no longer be outstanding under the Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Optionee as a result of such exercise and (iii) any shares withheld for purposes of tax withholding.

5.     Rights of Optionee; Transferability.

5.1               Employment. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time, nor confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

5.2               Rights as a Shareholder. The Optionee will have no rights as a shareholder unless and until all conditions to the effective exercise of the Option (including, without limitation, the conditions set forth in Sections 3, 4 and 6 of this Agreement) have been satisfied and the Optionee has become the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to the Option as to which there is a record date preceding the date the Optionee becomes the holder of record of such shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

5.3               Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Optionee in the Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. The Optionee will, however, be entitled to designate a beneficiary to receive the Option upon such Optionee’s death, and, in the event of the Optionee’s death, exercise of the Option (to the extent permitted pursuant to Section 3.2(a) of this Agreement) may be made by the Optionee’s legal representatives, heirs and legatees.

6.     Withholding Taxes.

The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to the Option, including, without limitation, the grant, exercise or vesting of, the Option or a disqualifying disposition of any Option Shares; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Optionee in connection with the Option; or (c) require the Optionee promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to the Option. Shares of Common Stock issued or otherwise issuable to the Optionee in connection with the Option that gives rise to the tax withholding obligation that are withheld for purposes of satisfying the Optionee’s withholding or employment-related tax obligation will be valued at their Fair Market Value on the Tax Date. When withholding for taxes is effected under this Agreement, it shall be withheld only up to an amount of tax withholding based on the maximum statutory tax rates in the Optionee’s applicable tax jurisdictions or such other rate that will not trigger a negative accounting impact on the Company.

4

7.     Adjustments.

In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, the Option.

8.     Stock Subject to Plan.

The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan will prevail.

9.     Incentive Stock Option Limitations.

9.1               Limitation on Amount. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by the Optionee during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess incentive stock options will be treated as non-statutory stock options in the manner set forth in the Plan.

9.2               Limitation on Exercisability; Disposition of Option Shares. Any incentive stock option that remains unexercised more than one year following termination of employment by reason of death or disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a non-statutory stock option. In addition, in the event that a disposition (as defined in Section 424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of an incentive stock option occurs prior to the expiration of two years after its date of grant or the expiration of one year after its date of exercise (a “disqualifying disposition”), such incentive stock option will, to the extent of such disqualifying disposition, be treated in a manner similar to a non-statutory stock option. The Optionee shall notify the Company in writing with thirty (30) days after a disqualifying disposition of the date and terms of such disposition and such other information concerning the disposition as the Company reasonably determines it is required to have for tax purposes.

5

9.3               No Representation or Warranty. Section 422 of the Code and the rules and regulations thereunder are complex, and neither the Plan nor this Agreement purports to summarize or otherwise set forth all of the conditions that need to be satisfied in order for the Option to qualify as an incentive stock option. In addition, the Option may contain terms and conditions that allow for exercise of the Option beyond the periods permitted by Section 422 of the Code, including, without limitation, the periods described in Section 9.2 of this Agreement. Accordingly, the Company makes no representation or warranty regarding whether the exercise of the Option will qualify as the exercise of an incentive stock option, and the Company recommends that the Optionee consult with the Optionee’s own advisors before making any determination regarding the exercise of the Option or the sale of the Option Shares.

10.     Miscellaneous.

10.1              Binding Effect. This Agreement will be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

10.2              Governing Law; Venue. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of Minnesota, without regard to conflicts of laws provisions. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

10.3              Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of the Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of the Option and the administration of the Plan.

10.4              Amendment and Waiver. Other than as provided in the Plan, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

10.5              Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

10.6              Counterparts. For convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart to be deemed an original instrument, and all such counterparts together to constitute the same agreement.

10.7              Nature of the Grant. In accepting the Option and by execution of this Agreement, the Optionee acknowledges that:

(a)                The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or this Agreement.

6

(b)                The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future Option grants, or benefits in lieu of Option grants, even if Option grants have been granted repeatedly in the past.

(c)                All decisions with respect to future Option grants, if any, will be at the sole discretion of the Company.

(d)                Optionee is voluntarily participating in the Plan.

(e)                The grant of the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company.

(f)                 The future value of the underlying Common Stock is unknown and cannot be predicted with certainty and if Optionee vests in the Option grant, exercises the Option in accordance with the terms of this Agreement and is issued shares of Common Stock, the value of such shares may increase or decrease.

(g)                In consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or shares acquired upon exercise of the Option resulting from termination of Optionee’s employment or service by the Company or one of its Subsidiaries (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Option and execution of this Agreement, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

(h)                The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or Optionee’s purchase or sale of the underlying Option Shares.

(i)                 Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

[Remainder of page intentionally left blank]

7

The parties to this Agreement have executed this Agreement effective the day and year first above written.

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

By

Its:

*By execution of this Agreement, the Optionee acknowledges having received electronically a copy of the Plan, the Prospectus relating to the Plan and the Company’s most recent Annual Report on Form 10-K.  The Optionee hereby agrees to accept electronic delivery of copies of any future amendments or supplements to the Prospectus or any future Prospectuses relating the Plan and copies of all reports, proxy statements and other communications distributed to the Company’s security holders generally by email directed to the Optionee’s Company email address.

OPTIONEE*

(Signature)

(Name and Address)

8